UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2005

BELLACASA PRODUCTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-49707	58-2412118

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1250 Virginia Drive, Suite 1000 Fort Washington, PA	19034

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (267) 419-1237

914 E Lake Destiny Road Altamonte Springs, FL 32714

(Former name or former address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

History

          Bellacasa Productions, Inc. (the "Company" or "Bellacasa") was organized as a corporation, under Nevada law, on July 28, 1998, to operate as a motion picture studio. The Company planned to acquire, produce and market motion pictures for distribution to movie theaters and ancillary markets.

          Shortly after the incorporation, Bellacasa acquired from Mr. Frank LaLoggia certain rights to two screenplays entitled "The Giant" and "Hands." Mr. LaLoggia was the Company's founder, president and board chairman. Bellacasa intended to produce motion pictures based on these literary properties and began to proceed with the pre-production stage for "The Giant."   In July 1998, the Company issued to Mr. LaLoggia 4,951,000 shares of Bellacasa common stock, valued at $492, in exchange for his ownership rights in "The Giant", which were subject to certain rights retained by New Sky Communications, Inc. and a second screenplay, "Hands."

          The Company planned to produce the first movie by raising capital in a public offering of its securities. On December 7, 2001, the Bellacasa registration statement for the sale of 1,200,000 units, consisting of common stock and warrants, was deemed effective by the Securities and Exchange Commission. On June 18, 2002, the Company terminated the offering without selling any of the units.

          Although the Company was unsuccessful in raising capital from the offering, as of June 30, 2002, it was still considering alternative financing in order to proceed with its business plan. After the resignation on July 17, 2002 of the Company's president and majority shareholder, Mr. Frank LaLoggia, Bellacasa began to consider abandoning its business plan and exploring the possibility of merging with a company in an unrelated field.

          On May 28, 2004, Bellacasa transferred its interests in the screenplays "The Giant" and "Hands" to Mr. Frank LaLoggia in exchange for the waiver by him of all claims to accrued but unpaid salaries and all shareholder advances made by him to the Company. As of the date of the transaction, Bellacasa was indebted to him for accrued salaries, $169,000 and for advances, $166,052.

Acquisition of Aquamer, Inc.

          On November 15, 2004, the Company entered into a Stock Purchase Agreement (the "Agreement") with Aquamer, Inc., a Delaware corporation ("Aquamer") wherein the Company agreed to issue 28,185,648 restricted shares in exchange for all of the issued and outstanding shares of capital stock of Aquamer (the "Transaction") with a closing scheduled for no later than November 30, 2004. On January 26, 2005, the Agreement was amended to increase the number of shares to be issued to 28,504,158 and to extend the closing date to no later than January 31, 2005. On January 26, 2005, the transaction was closed in accordance with the terms of the Agreement, as amended.

          Upon closing the Transaction, Steven Preiss, the President and Chairman of the Board of Aquamer was elected as a member of the Company's Board of Directors joining the existing members, Richard Gagne and Katherine Helmond. Mr. Gagne then resigned as President and, by unanimous consent of the Company's Board of Directors; Mr. Preiss was appointed President of the Company. On January 26, 2005, the Company mailed to its shareholders an Information Statement regarding the proposed change of control of the Company. Subject to waiting the ten (10) day period mandated under Section 14(f) of the Securities Exchange Act of 1934 (the "Exchange Act"), Richard Gagne and Katherine Helmond agreed to resign as directors and permit Kevin Davidson to be appointed to the Company's Board of Directors. On February 7, 2005, Mr. Davidson was elected to, and Mr. Gagne and Ms. Helmond resigned from, the Board of Directors.

Item 5.01. Changes in Control of Registrant

The Acquisition

          On January 26, 2005, Aquamer was acquired by Bellacasa and became a wholly owned subsidiary of Bellacasa.  The acquisition occurred pursuant to the Agreement dated November 15, 2004, as amended on January 26. 2005.  Immediately prior to the Acquisition, Bellacasa had 8,212,167 outstanding shares of common stock and no outstanding shares of preferred stock.  In accordance with the Agreement, Bellacasa issued 28,504,158 shares of its common stock to the shareholders of Aquamer in exchange for all of the issued and outstanding shares of capital stock of Aquamer.  Immediately after the Acquisition (i) the existing stockholders of Bellacasa owned 8,212,078 shares, or approximately 22.4%, and (ii) Bellacasa is now controlled by the former stockholders of Aquamer, who own approximately 77.6% of the outstanding Bellacasa shares.  The share exchange ratio in the Acquisition was determined through arms-length negotiations between Bellacasa and Aquamer.

Change of Executive Officers and Directors

          The following table sets forth the names and ages of the directors and executive officers of the Company and the principal offices and positions with the Company held by each person. Mr. Davidson became a director of Bellacasa on February 7, 2005, which was 10 days after the mailing of the Information Statement, pursuant to Section 14(f) of the Securities Exchange Act of 1934 and Rule 14F-1 thereunder, to the Company's shareholders. The Board elects the executive officers of the Company annually. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board. Unless described below, there are no family relationships among any of the directors and officers.

Name	Age	Position
Steven Preiss	49	President and Acting Chief Financial Officer and Director
Kevin Davidson	44	Director

          Steve Preiss joined the Company's Board of Directors and was named President and Acting Chief Financial Officer, upon the Company's acquisition of Aquamer, on January 25, 2005. He is a Founder and has been a Director of Aquamer, Inc. since its incorporation in 1999 and is presently Chairman of Aquamer's Board of Directors. Mr. Preiss has also served as President/CEO of Aquamer.  Mr. Preiss, with more than 20 years experience in the field of regulatory/clinical affairs, in both the pharmaceutical and medical device industries, has been Vice President of Corporate Regulatory and Business Operations for Synteract, Inc., a clinical research organization, from 2001 to the present. He had previously been Vice President of Clinical and Regulatory Affairs for UroSurge, Inc., a medical device company, from 1997 to 2001. From 1995 to 1997, Mr. Preiss was President and Chief Executive Officer of CPROS, a device and pharmaceutical regulatory and clinical affairs consulting firm.  He has held senior positions at Bio-Pharm Clinical Services, a clinical research organization, and was Vice President of Clinical Programs and Data Management, at Ioptex Research, Inc., a medical device company and subsidiary of Smith & Nephew, Inc. He also held positions at the biotechnology company Vestar Inc. and Sterling Drug, Inc. Mr. Preiss holds a B.S. in chemistry from St. Lawrence University and has completed graduate work in computer science at Union College.

          Kevin Davidson joined the Company's Board of Directors on February 7, 2005 upon completion of the required ten (10) day waiting period. From 2003 to the present, he has been, Chief Financial Officer of a privately held orthopedic device company.  During 2002, he was Senior Vice President, Corporate Finance, for Equity Securities, Inc., an investment banking firm.  From 1998-2002, Mr. Davidson was in Arthur Andersen's Healthcare Corporate Finance group, most recently as a Managing Director. He has served as Vice President, Finance at Dacomed Corporation, a manufacturer and distributor of urological devices. Following the sale of Dacomed, he became the CFO of MedVision, Inc., an early stage telemedicine company.  He has also held the position of Manager, Corporate Development at St. Jude Medical, Inc., a manufacturer and distributor of heart valves and related cardiovascular devices, and has been an independent consultant for Innocept GmbH, a German manufacturer of urological devices.  Mr. Davidson received his B.A. in Economics from Gustavus Adolphus College and an M.B.A. from the Colgate Darden Graduate School of Business Administration at the University of Virginia.

Compensation of Directors and Executive Officers

          The Company currently does not have any arrangements or understandings for future compensation of its officers or directors.  On August 25, 2004, the Company's Board of Directors approved the issuance of 80,000 shares of Bellacasa common stock to Mr. Gagne as compensation for his service as President and as a director, and 50,000 shares to Ms. Helmond as compensation for her service as a director.

Security Ownership of Certain Beneficial Owners and Management

          After the closing of the acquisition of Aquamer on January 26, 2005, there are now 36,716,215 shares of the Company's common stock issued and outstanding. The following table sets forth the number of the Company's shares beneficially owned by each person who, as of February 11, 2005, owns beneficially more than 5% of the Company's common stock, as well as the ownership of such shares by each newly elected director of the Company and the shares beneficially owned by the newly elected directors and officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class

Steven Preiss 1250 Virginia Drive, Suite 1000 Fort Washington, PA 19034	6,200,000		16.9%

Kevin Davidson (2) 16771 Ironwood Circle Lakeville, MN 55044	0		0

Maria DeVito 116 Bridges Lane North Andover, MA 01845	6,200,000		16.9

Patricia Jenkins 30 Coachman's Lane North Andover, MA 01845	4,020,072	(3)	10.9 (3)

Frank LaLoggia 509 Porcher Drive Myrtle Beach, SC 29577	4,710,010		12.8

All Officers and Directors as a Group (-2- persons)	6,200,000		16.9%

(1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Bellacasa common stock shown as beneficially owned by them.

(2) Mr. Davidson became a director on February 7, 2005, which was 10 days after the mailing of the Information Statement, pursuant to Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder, to the Company's shareholders.

(3)  Includes 1,340,024 shares owned by Jester, LLC and 1,340,024 shares owned by Brooks Ventures, LLC, which are companies principally owned by Ms. Jenkins.

Description of Aquamer

          Aquamer, Inc. was incorporated in Delaware on February 4, 2000 and acquired by Bellacasa Productions, Inc. on January 26, 2005.   Aquamer is a medical device company focused on the development and commercialization of three injectable biocompatible products.  The products being developed by Aquamer consist of a water-based polymer technology utilized as a tissue-bulking agent in the fields of dermatology (AquaDerm®), urology/gynecology (AquaGen®), and gastroenterology (AquaFlux®).  Although Aquamer is a development stage company, its products are based on the results of several years of research and development, whereby Aquamer is now in the stage of preparing for and executing on clinical evaluation milestones.  Aquamer has assembled an experienced management team to pursue this important stage and subsequent commercialization of its products. Aquamer's AquaDerm® product has received an Investigational Device Exemption ("IDE") from the U.S. Food and Drug Administration ("FDA") and is undergoing pilot clinical evaluation. AquaDerm® has been developed for the potential treatment of deep wrinkles, facial scars, and various cosmetic plastic surgery procedures such as lip augmentation. AquaGen® has been designed for use as a bulking agent in minimally invasive treatment of stress urinary incontinence, the most common form of urinary incontinence.  AquaFlux® will be used as a bulking agent in the minimally invasive treatment of chronic heartburn or gastroesophogeal reflux disease ("GERD").

Aquamer's Business and Operations

Business Overview

          Aquamer, Inc. (hereinafter "Aquamer" or "we" or "us"), now a wholly owned subsidiary of Bellacasa Productions, Inc., is a clinical development stage company with a platform technology that builds on over 10 years of scientific effort.  Aquamer's water-based injectable technology will be utilized as a bulking agent in the respective fields of use, whereby its primary competitive advantages pertain to increased maintenance of efficacy or tissue "bulking," safety, ease of injection, and non-cumbersome operational management issues associated with shipping and storage.  Inherent in the technology is its biocompatibility, non-immunogenicity, and lack of migration/absorption.  Aquamer intends to become a leading provider of minimally invasive injectable modalities for dermatology, urology, and gastroenterology.

Technology

          Aquamer's PVP-based injectable products involve the use of a polymeric component from the poly-n-vinyl pyrrolidinone (PVP) family, which is recognized for its biocompatibility and extensive clinical experience in other Class III (permanent implantable) medical devices. PVP is a non-toxic, non-metabolized hydrogel that has been approved for use as a plasma volume expander, a plasma detoxifying agent, an orally-ingested diagnostic aid (complex of PVP and iodine), a component of soft contact lenses, a variety of dental applications, a filler for a permanent implantable urological device and as an excipient in the manufacturing of tablets containing a variety of drugs.  The dose of PVP used in the AquaGen® product is minimal; approximately 95% of the injected volume is water contained in the polymer matrix.

Products

          Aquamer is developing the following products designed for use in dermatology, urology, and gastroenterology:

AquaDerm®

AquaDerm® is targeted for long-term corrective effects of treatment; PVP has infinite molecular weight as a base polymer matrix, which impedes absorption and migration of polymer substrate into the surrounding tissue, thus lengthening the cosmetic effect.

AquaDerm® addresses conditions of tissue atrophy due to aging, facial wrinkles and depressed scars, as well as soft tissue defects resulting from surgery and inflammatory skin diseases. Most other injectable materials are suspensions (leading to the absorption of suspension media and migration of suspended particles) or biological in nature (such as Collagen, which the body digests). The product will be injected into the affected areas and filled to the appropriate point, making the defect flush with the surrounding tissue, or in the case of lip augmentation "plumped" to the desired size. Most products in the facial aesthetics/dermatology market today have the common drawback of migration/absorption.  Animal trials and initial human clinical trials indicate longer-term maintenance of results for AquaDerm®.

AquaGen®

AquaGen® will be injected into the urethra/bladder junction (urinary sphincter muscle), which reinforces the muscle tissues around the bladder neck, the "bulking" of the closure mechanism that prevents accidental urine leakage.

AquaGen® has been designed for use as a bulking agent in the minimally- invasive treatment of stress urinary incontinence ("SUI"), the most common form of urinary incontinence. SUI relates to the accidental or unintentional leakage of urine. It afflicts, worldwide, more than 25 million people, 85 percent of whom are female.  Incontinence is a significant health issue, with millions experiencing complications related to incontinence at some point in their lives.  This potentially debilitating condition should not be a normal part of aging.  More than half of all women will suffer from SUI at some point in their lives. The "stress" in stress urinary incontinence is not associated with mental or emotional stress, but rather with increases in physical stress or pressures exerted on the body. Simple everyday activities such as laughing, sneezing or coughing can exert enough pressure on the bladder resulting in accidental urine leakage. Leakage also can occur with more strenuous stress such as lifting heavy objects, dancing, jogging or aerobics.  One cause of stress incontinence is a condition called Intrinsic Sphincter Deficiency or ISD. This condition is present when the urinary sphincter (the muscle surrounding the urethra that controls urine flow) is not strong enough to close the bladder neck. This open bladder neck allows urine to leak out whenever there is an increase in intra-abdominal pressure. For some women, simply standing up causes them to leak urine. For others, significant activity is necessary before they lose urine.  Another cause of stress incontinence is a weakening of the muscles that support the bladder and urethra (pelvic floor muscles) during pregnancy and childbirth. These weakened muscles allow the bladder neck and urethra to move in response to the activities mentioned above, leading to unexpected urine loss.

AquaFlux®

AquaFlux®, will be utilized as a bulking agent to strengthen and build the sphincter muscle at the base of the esophagus through a minimally invasive procedure, reinforcing and augmenting the closure mechanism that prevents reflux or gastric heartburn.

AquaFlux® has been designed for use as a bulking agent in the minimally invasive treatment of chronic heartburn or gastroesophageal reflux disease ("GERD"). GERD is a condition whereby gastric contents from the stomach rise into the esophagus, known as reflux. In a normal functioning stomach, the sphincter at the bottom of the esophagus (lower esophageal sphincter, abbreviated to LES) opens to let food pass into the stomach and then closes to prevent the gastric contents in the stomach from rising into the esophagus. When a patient suffers from GERD, the lower esophageal sphincter relaxes at random times, allowing gastric contents from the stomach to reflux into the esophagus.  Afflicting 7% to 10% of the U.S. adult population, GERD is different from regular heartburn in that it can have serious health consequences beyond the persistent burning pain of heartburn. It can lead to more serious medical problems such as difficulty swallowing (dysphagia), painful swallowing (odynophagia), narrowing of the esophagus (strictures), and Barrett's esophagus, believed to be a premalignant lesion. Chronic hoarseness or laryngitis, respiratory problems (e.g., coughing, wheezing, asthma, recurrent pneumonia), and non-cardiac chest pain are sometimes associated with GERD. GERD patients may need to sleep sitting up or avoid bending over to prevent fluids from coming up from the stomach. They report greater impairment to their quality of life than do patients with peptic ulcer disease, angina, mild congestive heart failure and menopause.  The chronic nature of GERD and the availability of effective drugs have resulted in substantial utilization of health care resources. It has been estimated that the H2-receptor antagonists may account for 7% to 10% of a managed care pharmacy's budget for the treatment of GERD, and sales of proton pump inhibitors have increased significantly in recent years, thereby increasing health care costs to consumers and insurance plans. When reflux symptoms are experienced, lifestyle and dietary modification, together with over-the-counter medications such as antacids, are generally the first lines of treatment.  If these measures fail to relieve the symptoms, medications such as Histamine2 (H2) receptor blockers or proton pump inhibitors (PPI) may be prescribed. If symptoms are refractory to medications, an endoscopy is generally performed to determine whether or not there is evidence of GERD. Although the symptoms experienced by many GERD patients are alleviated by medications, they may not desire a lifetime of drug dependency. Additionally, drug therapy can be expensive, cause side effects and not address all problems associated with GERD. For these patients, minimally invasive intervention may be a superior alternative.

AquaFlux® will be utilized as a bulking agent to bulk the sphincter muscle at the base of the esophagus, reinforcing and augmenting the closure mechanism that prevents reflux or gastric heartburn. The absorption rate of AquaFlux® is greatly reduced as the majority of the water is bound water to the base hydrogel polymer molecule, therefore the maintenance of bulking and equilibrium with the tissue water. It is anticipated that the surgeon will experience greater accuracy during the procedure and no need to "over bulk" the sphincter muscle at the base of the esophagus as AquaFlux® stability provides for no absorption or migration of the base polymer matrix due to its infinite molecular weight. Other injectable materials are either suspensions (absorption of suspension media and migration of suspended particles) or biological (collagen, which the body digests).   The company believes between 10 and 15 percent of the estimated 25 million chronic GERD sufferers in the U.S. can be served by less-invasive therapies.

Bulking Agent Therapy

          Bulking agent therapy is an innovative, minimally invasive procedure of injecting "bulking agents" such as AquaGen® into the urethra/bladder junction (sphincter,) which reinforces the muscle tissues around the bladder neck.  The "bulking" of the closure mechanism prevents accidental urine leakage.  We believe AquaGen® to be a superior bulking agent to what is currently used on the market. AquaGen's absorption rate is greatly reduced as the majority of the water is bound water to the base hydrogel polymer molecule, hence maintenance of bulking and equilibrium with the tissue water, which is essentially the "host" to our implant. There is no absorption or migration of the base polymer matrix due to its infinite molecular weight. Other injectable materials are either suspensions (absorption of suspension media and migration of suspended particles) or biological (collagen, which the body digests).  Competitive products such as DurasphereÔ, MacroplastiqueÔ and ContigenÔ (collagen) either use "carrier material/ liquid (prone to dissipation) or are gradually absorbed, leading to potential reduction in the initial bulking and subsequent efficacy achieved.  With current devices, the tissues of the bladder targeted for the bulking procedure must often be "over-bulked" to compensate for the absorption percentage. Over-bulking can lead to urinary retention issues and subsequent catheterization, thus the physician working with the agent must guess how much to use to achieve the proper result after full absorption. AquaGen®, with minimal initial absorption, is designed to be more stable as a bulking agent.

A Simple and Effective Procedure

          The injection procedure is simple, minimally invasive and performed in a physician's office. After numbing the area, the physician inserts a rigid, hollow tube used for viewing called a cystoscope into the urethra, allowing access to the open bladder neck. A thin needle is then inserted through the cystoscope and AquaGen® is pushed through the needle into the numbed areas. After removing the needle and cystoscope, the treatment is complete. "Overbulking" is not necessary since the physician can visualize the target area with great accuracy, and AquaGen's absorption rate is minimal.  AquaGen® strengthens the weak muscles of the bladder neck by effectively bulking the urinary sphincter tissue. The added bulk allows the bladder neck to close enough to stop urine leakage upon episodes of abdominal stress. When the woman decides to voluntarily empty her bladder, the opening from the bladder into the urethra expands, allowing urine to pass through.

Market Opportunity

          The market for aesthetic facial products has expanded at an estimated annual rate in excess of 35%, since 2000. The range of products encompasses invasive and non-invasive treatment modalities to remedy aging and defective soft tissues of the face.  Products such as Botox® and Collagen (Zyderm® and Zyplast®) are currently  "the gold standards" used by plastic surgeons and dermatologists in an office environment and now even by consumers under medical guidance (Botox® injections can be administered within a patient's home).  Most of these treatments are elective and are pursued by patients for cosmetic effects rather than medical necessity. As the average age of the population increases, including the Baby Boom generation, interest in skin rejuvenation and correction has increased.  More than 8.3 million surgical and non-surgical cosmetic procedures were performed in 2003, including rhytidectomy (facelift), liposuction, laser resurfacing, chemical peeling and soft tissue augmentation (American Society for Aesthetic Plastic Surgery). In addition, more than one million patients undergo surgery each year for skin cancer in the United States alone. Many of these lesions are resected from the face and necessitate reconstruction. As a result of the numbers of patients affected, there is great interest in filling substances for the skin for both cosmetic and reconstructive purposes. The ASP, or average selling price, is approximately $425 to $600 per procedure. As reported in Allergen's Form 10-Q filing of November 2004, in the first nine months of 2004, Botox® had sales of $502.2 million.

          We believe this growth is primarily attributable to the following factors:

  a demographic shift in the world population, and
  public acceptance of aesthetic medicine.

          In the U.S. alone, a "Baby Boomer" turns 50 every eight seconds, and most developed countries around the world are experiencing similar demographic shifts.  Significant opportunity exists for additional penetration among those patients already being treated by plastic surgeons, dermatologists and other physicians.  With expanded customer awareness and education, demand for new products is expected to increase.

          Aesthetic medicine is gaining greater public acceptance and visibility due to increasing media coverage of Botox® in the treatment of deep facial wrinkles and lines. Physicians are showing greater interest in aesthetic medicine, and patients are becoming increasingly open to discussing elective cosmetic procedures. The reimbursement climate is such that our technology is subjected to a well-established and accepted patient-pay scenario.  This has obvious benefits to the clinician.  Potentially complex and time consuming efforts associated with pursuing Medicare and Medicaid reimbursement are not relevant.  In addition, the media provides a near-constant flow of information on the newest technologies and treatments to look one's best.

          As the field of aesthetic medicine grows, more and more consumers have direct and easy access to trained physicians.  Aesthetic medicine has expanded from its traditional constituency of females in select urban centers to both men and women across a broader range of geographies.

          We believe the growth of this market, both within the U.S. and internationally, can be attributed to changing social conventions that encourage consumers to explore products and treatments to make them look and feel younger. Since demand has grown for facial aesthetic products and treatments, managed care has imposed cost containment pressures, inducing many healthcare providers to offer additional services that are paid by the consumer. We believe that the needs of physicians and patients have created a demand for more innovative aesthetic products, a wider selection of alternatives and products that are safe, more affordable and longer lasting than existing products and treatments.

          Urinary Incontinence afflicts more than 25 million people worldwide, 85 percent of whom are female.  The condition may have negative emotional, social and hygienic consequences. The Agency for Health Policy and Research (AHCPR), a division of the Public Health Service, U.S. Department of Health and Human Services, estimates that urinary incontinence affects approximately 13 million people in the United States, of which 85% or 11 million are women. The same agency estimates the total cost (utilizing all management and curative approaches) of treating incontinence of all types in the United States as $15 billion. Urethral Bulking Agents ("UBA") are currently recommended by AHCPR as first-line treatment for woman with ISD who do not have coexisting urethral hypermobility. Male patients can also benefit from a urethral bulking agent procedure, which is recommended as a first-line surgical treatment for men with ISD, according to the Agency for Health Policy and Research. According to the American College of Surgeons, there are approximately 400,000 prostate surgeries performed each year in the United States, and up to 20% of these men develop incontinence following the procedure. Additionally, urinary incontinence can result in a substantial decrease in a person's quality of life, and it is often the main reason a family may move an elderly relative into nursing home care.  We expect the incidence of urinary incontinence will rise as the percentage of elderly people continues to increase.  The Agency for Healthcare Research and Quality ("AHRQ") reported that vesicoureteral reflux (VUR) is primarily a pediatric concern, with a prevalence estimated to be as high as 3% of the U.S. pediatric population. Approximately 15,000 surgical procedures are performed per year to address this VUR issue. Patients with VUR grades 1 through 4 in this population are candidates for minimally invasive surgery using a bulking agent. Globally, the use of a bulking agent to correct the VUR condition can reduce patient costs related to continued use of antibiotics for treatment of chronic urinary tracts infections, which can lead to more serious related complications.

          There is a large market for the treatment of chronic heartburn or gastroesophogeal reflux disorder (GERD).  In 2004, Astra-Zeneca had sales of $5.9 billion for their gastrointestinal treatments, including Nexium and Losec (Astra-Zeneca).  GERD is an extremely common clinical syndrome.  More than 60 million Americans suffer from heartburn symptoms at least once a month.  Roughly 25 million or 4 to 7% of Americans, suffer from reflux on a daily basis.  PPIs or Proton Pump Inhibitors are the current standard in treatment.

Competition

          We believes the marketplace competition is divided into two clinical indication groupings: facial aesthetic applications for the treatment (filling) of deep wrinkles and "Bulking Agents" used to augment the atrophied sphincter tissue muscle involved in both Urinary Stress Incontinence (SUI) and Gastroesophageal Reflux Disease (GERD).

          Competition within Dermatology Market

          Competitive factors in the market for facial aesthetic medical products are safety, efficacy, reliability, cost-effectiveness, patient recovery time, absence of significant side effects, availability of third-party reimbursement, and physician and public awareness of the existence and efficacy of products. The medical device industry is characterized by rapid and significant technological change. The length of time required for product development and regulatory approval plays an important role in a company's competitive position.  Consequently, our success will depend in part on our ability to respond quickly to medical and technological changes through the development and commercialization of new products. The current competition within the dermatology market, by indication, includes:

          Injectable Bovine Collagen: Primary competition comes from ZYDERM® and ZYPLAST®, manufactured by Collagen Corporation, which was recently purchased by INAMED, Inc. The product has re-absorption issues and often requires repeat procedures. These products are known to be cumbersome from a shipping and handling logistical perspective due to the need for product refrigeration.   International use has been limited due to concerns about Mad Cow Disease (collagen used is derived from the hides of cows) and immunogenicity, in which the body has an immune response to the implant.

          Botulinum A Exotin (BOTOX®):  Allergan Corporation distributes Botulinum A Exotin  (BOTOX®) which has grown in popularity over the last 18 months, due largely to media exposure.  Effectiveness of the injection typically lasts just 3-6 months with weakness/paralysis of the facial musculature a reported safety concern. Despite these inherent issues, the awareness and subsequent use of this product has grown substantially among both physicians and patients.

          Autologous Fat Transplantation: Autologous fat transplantation is the harvesting and transplantations of a patient's own fat through liposuction.  This option is expensive due to the complicated processing and storage of the product.  Fat transplantation requires a series of injections (~10x), as re-absorption rates often require multiple treatment visits to maintain correction.  In addition to being cost prohibitive to the patient, the autologous fat product is also cumbersome for the clinician to utilize since it requires storage at -8 ºC.

          Artecoll™: Rofil Medical International distributes this product, which uses a suspension of PMMA (polymethyl methacrylate) microbeads.  Issues with this procedure relate to the collagen vehicle degrading and the implant becoming rigid. Particle size distribution relating to injectablity has also been an issue in addition to a high absorption and migration.  Patients may express an apprehension to the absorption of the product's " Microbeads" into the body due to potential issues with deposition of particles in organs, lymphnodes, etc.

          Competition within Stress Incontinence Market and Gastroenterology

          Current competition provides bulking agents for indications in minimally invasive treatment of stress incontinence and GERD.  Contigen®, Durasphere® and Macroplastique® are the three competitive products in this field.  Contigen maintains the dominant market penetration.

          Contigen: Manufactured by the BARD Corporation, the Contigen® Implant is an injectable bulking agent that uses naturally derived collagen to increase bulk in the tissue surrounding the urethra.  Contigen® is the most widely used and accepted injectable bulking agent on the market.  The product has reabsorption issues and often requires repeat procedures, so expense may be an issue.   International use may be limited due to concerns about Mad Cow Disease (some collagen used is derived from the hides of cows).  Immunogenicity, in which the body has an immune response to the implant, is also a concern.  Some consider the product cumbersome and expensive, as it requires refrigeration during shipping and storage at the physician's office.  The harvesting of Collagen from the hides of cows is an expensive manufacturing endeavor, no doubt contributing to the high cost to market.  Other noted concerns are potential immunogenicity issues related to the implanted material.

          DurasphereTM: Distributed by Carbon Medical Technologies as a bulking agent, DurasphereTM is a sterile, nonpyrogenic injectable bulking material composed of pyrolytic carbon coated beads suspended in a water based carrier gel containing beta glucan. The water based carrier gel is approximately 97% water by volume and 3% beta glucan.

          Macroplastique®:  Uroplasty, Inc. develops, manufactures, and/or markets medical products in certain segments of the urology, wound care, and plastic surgery markets. Macroplastique is a soft tissue bulking agent comprised of heat vulcanized, highly textured, solid, soft, irregularly shaped polydimethylsiloxane (solid silicone) implants suspended in a biocompatible carrier solution.  In addition to the urological applications, Uroplasty's implantable bulking material is also marketed outside the U.S. for reconstructive and cosmetic plastic surgery applications and vocal cord rehabilitation under the trade name Bioplastique(TM).  In September 1999 Uroplasty received unconditional approval from the FDA pursuant to a previously filed IDE Application to initiate human clinical studies in the U.S. for its primary product Macroplastique in the treatment of female SUI.

Intellectual Property

          Partners in Biomaterials, our technology partner, has granted us an exclusive, worldwide, perpetual, fully paid license to such assigned technology and intellectual property for use in our field of business. The Assignment and License Agreement also provides us the opportunity to obtain rights to any improvements made by Partners in Biomaterials, as relates to our business.

Government Regulation

          The FDA regulates the manufacture, clinical research and sale of medical devices, including labeling, advertising and recordkeeping.  Before a new device can be introduced into the market, generally, the manufacturer must obtain FDA approval of a premarket approval ("PMA") or clearance of a 510(k) notification submission.  A PMA application must be filed if a proposed device is not substantially equivalent to a legally marketed Class I or Class II device, or if it is a Class III device for which the FDA has called for PMAs. The PMA application must contain the results of clinical trials, the results of all relevant bench tests, laboratory and animal studies, a complete description of the device and its components, and a detailed description of the methods, facilities and controls used to manufacture the device.  FDA's review of a PMA application generally takes one to two years from the date the PMA is accepted for filing, but it may take significantly longer. Review time is often significantly extended by FDA requests for additional information or clarification of information already provided in the submission. Modifications to a device that is the subject of an approved PMA, its labeling or manufacturing process may require approval by the FDA of PMA supplements or new PMAs. The PMA process can be expensive, uncertain, and lengthy.  A number of medical devices that sought FDA approval, by other companies, have never been approved for marketing.

          If human clinical trials of a device are required in order to obtain adequate safety, performance and/or efficacy data, and the device presents a "significant risk" to the patient, the sponsor of the trial (usually the manufacturer or the distributor of the device) will have to file an Investigational Device Exemption ("IDE") application prior to commencing human clinical trials.  The IDE application must be supported by data, typically including the results of animal and laboratory testing.  If the FDA approves the IDE application and the study protocol is approved by one or more appropriate Institutional Review Boards ("IRBs"), human clinical trials may begin at a specific number of investigational sites with a specific number of patients, as approved by the FDA.  If the device presents a "nonsignificant risk" to the patient, a sponsor may begin the clinical trial after obtaining approval for the study by one or more appropriate IRBs without the need for FDA approval.  Sponsors of U.S. clinical trials may be permitted to sell investigational devices distributed in the course of the study provided that compensation does not exceed recovery of the costs of manufacture, research, development and handling.  An IDE supplement must be submitted and approved by the FDA and appropriate IRB(s) before a sponsor or investigator may make a change to the investigational plan that may affect its scientific soundness or the rights, safety or welfare of human subjects.

          A 510(k) clearance will be granted if the submitted information establishes that the proposed device is "substantially equivalent" to a legally marketed Class I or Class II medical device or a Class III medical device for which the FDA has not called for PMAs. The FDA recently has been requiring more rigorous demonstration of substantial equivalence than in the past, including, in some cases, requiring submission of clinical trial data. The FDA may determine that the proposed device is not substantially equivalent to a predicate device, or that additional information is needed before it is deemed substantially equivalent to a predicate device or that additional information is needed before a substantial equivalence determination can be made.

          Aquamer's PVP-Injectable is classified as a Class III medical device, which requires pre-market approval (PMA) from the FDA. Our clinical research program for medical devices has been and remains subject to the IDE regulations of the FDA.  These regulations govern many important aspects of the clinical investigation of medical products, including obtaining informed consent from clinical subjects, securing the approval of an IRB and maintaining required documentation relating to the conduct of the investigational study.  In addition, these regulations may require that we obtain approval from the FDA prior to the commencement of clinical investigations of new products.

          Compliance with the current Quality Systems Regulations ("QSR"), formerly Good Manufacturing Practices, is necessary to receive FDA approval to market new products and to continue to market current products.  Manufacturers of medical devices for marketing in the U.S. are required to adhere to applicable regulations setting forth detailed QSR requirements, which include testing, control and documentation requirements.  Manufacturers must also comply with Medical Device Reporting ("MDR") requirements that a company report to the FDA any incident in which its product may have caused or contributed to a death or serious injury, or in which its product malfunctioned and, if the malfunction were to recur, would be likely to cause or contribute to death or serious injury.  Labeling and promotional activities are subject to scrutiny by the FDA and, in certain circumstances, by the Federal Trade Commission.  FDA enforcement policy prohibits the marketing of approved medical devices for unapproved uses.

          The continuing trend of more stringent FDA oversight in product clearance and enforcement activities has caused medical device manufacturers to experience longer approval cycles, more uncertainty, greater risk and higher expenses.  Failure to obtain, or delays in obtaining, the required regulatory approvals for new products could adversely affect us, as could product recalls.  In addition, there can be no assurance that the FDA will give approval to us to market our products.

          Sales of medical devices outside the U.S. are subject to regulatory requirements that vary widely from country to country.  The time required to obtain clearance required by countries may be longer or shorter than that required for FDA clearance, and requirements for such clearances may differ significantly from FDA requirements.  Some countries have historically permitted human studies earlier in the product development cycle than regulations in the U.S. permit.  Other countries, such as Japan, have requirements similar to those of the U.S.  This disparity in the regulation of medical devices may result in more rapid product clearance in certain countries than in others.

          The primary regulatory environment in Europe is that of the European Community, which consists of more than 15 countries encompassing most of the major countries in Europe.  Certain other countries, such as Switzerland, have voluntarily adopted laws and regulations that mirror those of the EC with respect to medical devices.  The EC has adopted numerous directives and standards regulating the design, manufacture, clinical trial, labeling and adverse event reporting for medical devices.  The principal directives prescribing the laws and regulations pertaining to medical devices in the EC are found in the European Medical Devices Directive, 93/42/EC.

          Devices that comply with requirements of a relevant directive will be entitled to bear CE conformity marking, indicating that the device conforms to the essential requirements of the applicable directive and accordingly, can be commercially distributed throughout the EC.  The method of assessing conformity varies depending on the class of the product, but normally involves a combination of self-assessment by the manufacturer and a third-party assessment by a Notified Body.  This third-party assessment may consist of an audit of the manufacturer's quality system, review of a technical file and specific testing of the manufacturer's products.  An assessment by a Notified Body in one country within the EC is required in order for a manufacturer to commercially distribute the product throughout the EC.  There can be no assurance that we will be successful in meeting the European quality standards or other certification requirements.  While no additional pre-market approvals for individual EC countries are required prior to the marketing of a device bearing CE Mark, practical complications with respect to market introduction may occur.  For example differences among countries have arisen with regard to labeling requirements.

          Unapproved devices subject to the PMA requirements generally must receive prior FDA export approval unless they are approved for use by any member country of the EC and certain other countries, including Australia, Canada, Israel, Japan, New Zealand, Switzerland and South Africa, in which case they can be exported to any country without prior FDA approval upon meeting certain requirements.  Exports of products subject to the 510(k) notification requirements, but not yet cleared to market, are permitted without FDA export approval provided certain requirements are met.  However, we must, among other things, notify the FDA and meet the importing country's requirements.  There can be no assurance that we will receive FDA export approval when such approval is necessary, or that countries to which the devices are to be exported will approve the devices for import.  Failure to receive import approval from other countries, or to obtain Certificates for Products for Export when required, or to meet FDA's export requirements or to obtain FDA export approval when required to do so, could have a material adverse effect on our business, financial condition and results of operations.

          We currently have an approved and active IDE, under which a phase-one clinical trial is underway in our Dermatology Indication (for cutaneous wrinkles and scars). We are also preparing IDE applications for submission to FDA to initiate studies in the aforementioned Urology (Stress Incontinence) and GI (GERD) indications.

Clinical Trials

          We have received an IDE from the FDA to conduct a pilot clinical trial of the AquaDerm® product.  This trial is currently in process and it is designed to demonstrate both the safety and efficacy of the product in human dermatological applications.   Following results of the clinical trial, Aquamer intends to conduct additional trials to support FDA clearance of its products.

Employees

          Other than Steven Preiss, our president, who devotes such time as is required by our operations, we do not have any employees. Clinical studies and regulatory interactions are currently managed by a contract research organization, under the direction of Mr. Preiss.

Facilities

          Our headquarters are located at 1250 Virginia Avenue, Suite 1000, Fort Washington, PA  19034. This office is leased on a month-to-month basis, and is considered adequate for our purposes for the next 12 months.

Legal Proceedings

          From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. Neither Bellacasa nor its wholly owned subsidiary, Aquamer, is currently a party to any legal proceedings.

Risk Factors

          The following risk factors relating to Bellacasa and its wholly owned subsidiary, Aquamer, should be carefully considered. Any of the following risks could materially harm our business.

We are an early development stage biotech medical device company with a limited operating history that makes it impossible to reliably predict future growth and operating results.

          As a development stage company, we are subject to all the business risks associated with a new enterprise, including uncertainties regarding product development, constraints on our financial and personnel resources, and dependence on and need for third-party relationships.  We have not had any revenues to date and there can be no assurance as to when or whether we will be able to develop sources of revenue or that our operations will become profitable, even if we are able to generate revenue. We will need to raise additional capital to be able to further our development plans, however, there can be no assurances we will be able to raise additional funds.

We will need to raise additional funds and future financing cannot be guaranteed.

          We need to raise additional capital in order to meet our business plan, and the required additional financing may not be available on terms acceptable to us, or at all. No binding commitment for an investment of funds in our company has been made, and a number of factors beyond our control make any future financings uncertain. We require the infusion of capital to sustain planned growth and continue in the FDA/PMA approval process.  Failure to raise enough capital to continue clinical trials may hold a significant risk to our shareholders. Our capital requirements will depend on many factors, including:

  the revenues generated by sales of products that we develop;
  the costs required to develop new products;
  the costs of conducting clinical trials and obtaining and maintaining FDA approval or clearance of our products;
  the costs associated with expanding our sales and marketing efforts;
  the expenses we incur in manufacturing and selling our products;
  the costs associated with any expansion;
  the costs associated with capital expenditures; and
  the number and timing of any acquisitions or other strategic transactions.

          As a result of these factors, we will need to raise additional funds, and these funds may not be available on favorable terms, or at all.  Furthermore, if we issue equity or debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders.  In addition, if we raise additional funds through collaboration, licensing or other similar arrangements, it may be necessary to relinquish valuable rights to our potential products or proprietary technologies, or grant licenses on terms that are not favorable to us.  If we cannot raise funds on acceptable terms, we may not be able to develop or enhance our products, execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements.

If we suffer negative publicity concerning the safety of our products, our clinical trials may be harmed and we may be forced to withdraw products from current trials underway.  Our sales efforts and revenues may be negatively affected on the release of such news.

          Physicians and potential patients may have a number of concerns about the safety of our products and, more significantly, the products of our competitors.  Future clinical studies or other articles regarding our proposed products or any competing products may be published that either support a claim, or are perceived to support a claim, that a competitor's product is more accurate or effective than our products or that its our products are not as effective as we claim or previous clinical studies have concluded. Additionally, physician associations or other organizations that may be viewed as authoritative could endorse products or methods that compete with our proposed products or otherwise announce positions that are unfavorable to our proposed products.  We refer to our competition's use of collagen-based facial injections, whether such concerns have a basis in generally accepted science or peer-reviewed scientific research.  Negative publicity, whether accurate or inaccurate, about the use of bovine spongiform encephalopathy (BSE), or other products based on, for example, negative news of BSE and/or Creutzfeldt-Jacob, or "mad cow disease," could materially reduce market acceptance of our products.  Conversely, such news might also enhance the market acceptance of our water-based facial injections.  Nonetheless, risks associated with negative publicity directed towards facial injections in general may create a significant risk.  In addition, significant negative publicity could result in an increased number of product liability claims, whether or not these claims have a basis in scientific fact.  Any of these events may negatively affect our sales efforts and result in decreased revenues.

We are subject to potential product liability and other claims and we may not have the insurance or other resources to cover the costs of any successful claim.

          Defects in our products could subject us to potential product liability claims that our products are ineffective or caused some harm to the human body.  Our product liability insurance may not be adequate to cover future claims.  Product liability insurance is expensive and, in the future, may not be available on terms that are acceptable to us, if it is available to us at all.  Plaintiffs may also advance other legal theories supporting their claims that our products or actions resulted in some harm. A successful claim brought against Aquamer in excess of our insurance coverage could significantly harm our business and financial condition.

Healthcare reform legislation could materially adversely affect our business.  We will depend on third party reimbursement to our customers for market acceptance of some of our products. If third party payers fail to provide appropriate levels of reimbursement for purchase and use of those products, our profitability would be adversely affected.

          If national healthcare reforms, other legislation or regulations are passed that impose limits on the number or type of allowable medical devices or restrict a physician's ability to select specific products used in patient procedures, such changes could have a material adverse effect on the demand for our products.  In the United States, there have been, and we expect that there will continue to be, a number of federal and state legislative and regulatory proposals to implement greater governmental control over the healthcare industry. These proposals create uncertainty as to the future of our industry and may have a material adverse effect on our ability to raise capital or to form collaborations. In a number of foreign markets, the pricing and profitability of healthcare products are subject to governmental influence or control. In addition, legislation or regulations that impose restrictions on the price that may be charged for healthcare products or medical devices may adversely affect our sales and profitability. Sales of medical products largely depend on the reimbursement of patients' medical expenses by government health care programs and private health insurers.  Without the financial support of the government or third party insurers, the market for our products may be limited.   Medical products incorporating new technologies are closely examined by government and private insurers to determine whether the products and devices will be covered by reimbursement, and if so, the level of reimbursement that may apply.  We cannot be sure that third party payers will reimburse the sales of any of our products now under development, or enable us to sell them at profitable prices.

          Prior to approving coverage for new medical devices, most third party payers require evidence that the product has received FDA approval, is not experimental, and is medically necessary for the specific patient. Increasingly, third party payers require evidence that the devices being used are cost-effective. Our products may not meet these or future criteria, which could hurt its ability to market and sell these products.

          If changes in the economy and consumer spending reduce consumer demand for our type of products, our potential sales and profitability will suffer.

          Facial implants and injections and other facial aesthetics procedures are mostly elective procedures are not typically covered by insurance.  Adverse changes in the economy may cause consumers to reassess their spending choices and reduce the demand for cosmetic surgery. This shift could have an adverse effect on our potential sales and profitability.

If we are unable to continue to develop and market new products and technologies, we may experience a decrease in demand for our products or our products could become obsolete.

          The medical device industry is highly competitive and is subject to significant and rapid technological change. We believe that our ability to respond quickly to consumer needs or advances in medical technologies, without compromising product quality, is crucial to our success. We are continually engaged in product development and improvement programs to maintain and improve our competitive position. We cannot, however, guarantee that we will be successful in enhancing existing products or developing new products or technologies that will timely achieve regulatory approval or receive market acceptance.

          There is also a risk that our products may not gain market acceptance among physicians, patients, and the medical community in general. The degree of market acceptance of any medical device or other product that we develop will depend on a number of factors, including demonstrated clinical efficacy and safety, cost-effectiveness, potential advantages over alternative products, and our marketing and distribution capabilities. Physicians will not recommend our products until clinical data and other factors demonstrate their safety and efficacy compared to other competing products. Even if the clinical safety and efficacy of our products is established, physicians still may elect not to recommend using them for any number of other reasons, including the particular needs of an individual patient.  Existing drugs and medical devices may be more attractive to patients or their physicians than our proposed products in terms of efficacy, cost or reimbursement availability.

          Our products will compete with a number of other products manufactured by major medical device companies, and may also compete with new products currently under development by others. If our products do not achieve significant market acceptance, our potential revenue stream may not grow as significantly as expected.  Even if our products are successfully developed and approved by the FDA and corresponding foreign regulatory authorities, they may not enjoy commercial acceptance or success, which would adversely affect our business and results of operations.

If clinical trials for our products are unsuccessful or delayed, we will be unable to meet our anticipated development and commercialization timelines.

          Before obtaining regulatory approvals for the commercial sale of any products, we must demonstrate through pre-clinical testing and clinical trials that our products are safe and effective for human use. Conducting clinical trials is a lengthy, time-consuming, and expensive process.  Completion of clinical trials may take several years or more.  Our commencement and rate of completion of clinical trials may be delayed by many factors, including the following:

  lack of efficacy during the clinical trials;
  unforeseen safety issues;
  slower-than-expected patient recruitment; and
  government or regulatory delays.

          The results from pre-clinical testing and early clinical trials often are not predictive of results obtained in later clinical trials. A number of new products have shown promising results in clinical trials, but subsequently failed to establish sufficient safety and efficacy data to obtain necessary regulatory approvals. Data obtained from pre-clinical and clinical activities are susceptible to varying interpretations, which may delay, limit, or prevent regulatory approval.  In addition, regulatory delays or rejections may be encountered as a result of many factors, including perceived defects in the design of the clinical trials and changes in regulatory policy during the period of product development. Any delays in, or termination of, our clinical trials will materially and adversely affect our development and commercialization timelines, which would cause our stock price to decline.

If our intellectual property rights do not adequately protect our products or partners' products or technologies, others could compete against us more directly, which would hurt our profitability.

          Our success depends in part on our and our partners' ability to obtain patents or rights to patents, protect trade secrets, operate without infringing upon the proprietary rights of others, and prevent others from infringing on our patents, trademarks, and other intellectual property rights. We will be able to protect our intellectual property from unauthorized use only to the extent that valid and enforceable patents, trademarks and licenses, cover our products.  Patent protection generally involves complex legal and factual questions and, therefore, enforceability of patent rights cannot be predicted with certainty. Patents, if issued, may be challenged, invalidated, or circumvented. Thus, any patents that we hold or license from other patent holders may not provide adequate protection against competitors. In addition, our pending and future patent applications may fail to result in patents being issued. Also, those patents that are issued may not provide us with adequate proprietary protection or competitive advantages against competitors with similar technologies. Moreover, the laws of certain foreign countries do not protect our intellectual property rights to the same extent as the laws of the United States.

          In addition to patents and trademarks, we rely on trade secrets and proprietary knowledge. We seek protection of these rights, in part, through confidentiality and proprietary information agreements. These agreements may not provide sufficient protection or adequate remedies for violation of our rights in the event of unauthorized use or disclosure of confidential and proprietary information. Failure to protect our proprietary rights could seriously impair our competitive position. Litigation may be necessary to enforce the rights, which could result in substantial costs and substantial diversion of the attention of our management and key technical employees.

If third parties claim we have infringed their intellectual property rights, we could suffer significant litigation or licensing expenses, or be prevented from the potential marketing of our products.

          Our commercial success depends significantly on our ability to operate without infringing the patents and other proprietary rights of others. However, regardless of our intent, our technologies may infringe the patents or violate other proprietary rights of third parties. In the event of such infringement or violation, we may face litigation and may be prevented from pursuing product development or commercialization.

If we breach any of the agreements under which we license commercialization rights to technology from others, we could lose license rights that are critical to our business.

          We license technology rights that are critical to our business and we expect to enter into additional licenses in the future.  We are dependent upon such license rights to develop our proposed products. If we breach any agreement covering such rights and as a result lose license rights, we would be unable to successfully develop our proposed products.

We are subject to substantial government regulation, which could materially, adversely affect our business.

          The potential production and marketing of our products and our ongoing research and development, pre-clinical testing and clinical trial activities are subject to extensive regulation and review by numerous governmental authorities both in the United States and abroad.  All of the injectable biotechnology medical devices we develop must undergo rigorous pre-clinical and clinical testing and an extensive regulatory approval process before they can be marketed. This process makes it more difficult, more time-consuming, and more costly to bring our products to market, and we cannot guarantee that any of our products will be approved. The pre-marketing approval process can be particularly expensive, uncertain, and lengthy, and a number of devices for which FDA approval has been sought by other companies have never been approved for marketing. In addition to testing and approval procedures, extensive regulations also govern marketing, manufacturing, distribution, labeling, and record keeping. If we do not comply with applicable regulatory requirements, violations could result in warning letters, non-approval, suspensions of regulatory approvals, civil penalties and criminal fines, product seizures and recalls, operating restrictions, injunctions, and criminal prosecution.

          Delays in or rejection of FDA or other government entity approval of our new products may also adversely affect our business. Such delays or rejection may be encountered due to, among other reasons, government or regulatory delays, lack of efficacy during clinical trials, unforeseen safety issues, slower-than-expected rate of patient recruitment for clinical trials, inability to follow patients after treatment in clinical trials, inconsistencies between early clinical trial results and results obtained in later clinical trials, varying interpretations of data generated by clinical trials, or changes in regulatory policy during the period of product development in the United States and abroad. In the United States, there has been a continuing trend of more stringent FDA oversight in product clearance and enforcement activities, causing medical device manufacturers to experience longer approval cycles, more uncertainty, greater risk, and higher expenses.  According to the FDA, the average 510(k) review period was 96 days in 2003, but reviews may take longer and approvals may be revoked if safety or effectiveness problems develop. The pre-market approval process is much more costly, lengthy and uncertain. According to the FDA, the average PMA submission-to-decision period was 359 days in 2003; however, reviews may take much longer and completing a PMA application can require numerous clinical trials and require the filing of amendments over time. In Europe, there is a risk that we may not be successful in meeting the European quality standards or other certification requirements. Even if regulatory approval of a product is granted, this approval may entail limitations on uses for which a previously approved product may be labeled and promoted. It is possible, for example, that we may not receive FDA approval to market already approved products for broader or different applications or to market updated products that represent extensions of our basic technology. In addition, we may not receive FDA export approval to export our products in the future, and countries to which products are to be exported may not approve them for import.

          Our manufacturing facilities also are subject to continual review and inspection. The FDA has stated publicly that compliance with manufacturing regulations will be scrutinized more strictly. A governmental authority may challenge our compliance with applicable federal, state, and foreign regulations. In addition, any discovery of previously unknown problems with one of our products or facilities may result in restrictions on the product or the facility, including withdrawal of the product from the market or other enforcement actions.

          Periodically, legislative or regulatory proposals are introduced that could alter the review and approval process relating to medical devices. It is possible that the FDA will issue additional regulations further restricting the sale of our present or proposed products. Any change in legislation or regulations that govern the review and approval process relating to our current and future products could make it more difficult and costly to obtain approval for new products, or to produce, market, and distribute existing products.

Because our competitors have significantly greater resources and new competitors may enter the same markets, it may be difficult for us to compete.

          The medical device market is highly competitive, is subject to rapid change and is significantly affected by new product introductions and other market activities of industry participants. Our competitors have significantly greater product development capabilities and financial, scientific, marketing and human resources than we do.  Additionally, other companies may succeed in developing products and in obtaining authorizations from the FDA for such products earlier than we can, and may be more successful in developing products that are more effective than ours.  There can be no assurance that research and development by others will not render our technology or proposed products obsolete, or result in treatments or cures superior to those being developed by us. It is expected that competition in this field will intensify.

Our success will depend on our ability to attract and retain key personnel and scientific staff.

          We believe that our future success will depend on our ability to manage our growth successfully, including attracting and retaining scientists, engineers and other highly skilled personnel. Our key employees will be subject to confidentiality, trade secret and non-competition agreements, but may terminate their employment with us at any time. Hiring qualified management and technical personnel is difficult due to the limited number of qualified professionals. Competition for these types of employees is intense in the medical field. If we fail to attract and retain personnel, particularly management and technical personnel, we may not be able to succeed in the marketplace.

If we make any acquisitions, we will incur a variety of costs and may never realize the anticipated benefits.

          We may attempt to acquire businesses, technologies, or products that we believe are strategically in line with our business goals. If we undertake any transaction of this sort, the process of integrating a business, technology, or product may result in operating difficulties and expenditures, and may absorb significant management attention that would otherwise be available for ongoing development of our business. Moreover, we may never realize the anticipated benefits of any acquisition. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangibles, and the incurrence of large, immediate write-offs.

There is no assurance that a market will develop for our common stock.

          Our common stock is not listed or quoted at the present time.  We plan to obtain a sponsoring market maker to file Form 211 with the National Association of Securities Dealers for approval to have our common stock quoted on the OTC Bulletin Board. There is no assurance that we will be able to obtain a sponsoring market maker to file Form 211 and there is no assurance that if the Form 211 were filed that approval would be granted so that our securities would be permitted to trade on the OTC Bulletin Board. Therefore, there can be no assurance that a public market for our common stock will ever develop.

If a market does develop for our stock, our stock price may be extremely volatile.

          The price of our common stock may fluctuate in the future. The stock market, in general, and the market price for shares of medical technology companies in particular, have experienced extreme stock price fluctuations. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies in the medical technology and related industries have experienced dramatic volatility in the market prices of their common stock. We believe that a number of factors, both within and outside of our control, could cause the price of its common stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of our common stock:

  the results of our pre-clinical studies and clinical trials and those of  our collaborators and our competitors;
  concern as to, or other evidence of, the safety or efficacy of our proposed products or our competitors' products;
  announcements of technological innovations or new products by us or our competitors;
  U.S. and foreign governmental regulatory actions;
  actual or anticipated changes in drug reimbursement policies;
  developments with our collaborators, if any;
  developments concerning our patent or other proprietary rights or those of our competitors (including litigation);
  ability to obtain additional financing and, if available, the terms and conditions of the financing;
  our financial position and results of operations;
  status of litigation;
  period-to-period fluctuations in our operating results;
  changes in estimates of our performance by any securities analysts;
  new regulatory requirements and changes in the existing regulatory environment;
  market conditions for medical technology stocks in general;
  market conditions of securities traded on the OTC Bulletin Board; and
  general economic and other national conditions.

Shares eligible for future sale may adversely affect the market price of our common stock.

          From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act ("Rule 144"), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate of the Registrant that has satisfied a two-year holding period. Any substantial sale of common stock pursuant to Rule 144 or pursuant to any resale prospectus may have an adverse effect on the market price of the Registrant's securities.

We do not foresee paying cash dividends in the foreseeable future.

          We have not paid cash dividends on our stock and do not plan to pay cash dividends on our stock in the foreseeable future.

Special Note Regarding Forward-Looking Statements

          Some of the statements under "Risk Factors" and elsewhere in this Current Report on Form 8-K constitute forward-looking statements.  This report contains forward‑looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward‑looking statements include, but are not limited to, statements concerning our plans to continue development of our current product candidates; address certain markets; engage third‑party manufacturers; and evaluate additional product candidates for subsequent commercial development. In some cases, these statements may be identified by terminology such as "may," "will," "should," "could," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential," or "continue," or the negative of such terms or other comparable terminology.

          Although we believe that the expectations reflected in the forward‑looking statements contained herein are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks and uncertainties that may cause our or our industry's results, levels of activity, performance or achievements to be materially different from those expressed or implied by forward‑looking statements.

Item 8.01. Events

          As a result of the Acquisition, we have moved our principal executive offices to1250 Virginia Drive, Suite 1000, Fort Washington, Pennsylvania 19034.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statement of Businesses Acquired

          The audited financial statements of Aquamer, Inc., as of December 31, 2004 and December 31, 2003; and for the years ended December 31, 2003, December 31, 2004 and for the period from February 4, 2000 (inception) to December 31, 2004 appear beginning on page F-1 of this Current Report on Form 8-K and are hereby incorporated by reference herein.

(b) Pro Forma Financial Information

          The pro forma financial information required by Article 11 of Regulation S-X has not been presented because Bellacasa had no operations at the time of the acquisition.

(c) Exhibits

Exhibit No.		Description
2.1	*	Stock Purchase Agreement between Bellacasa Productions, Inc. and Aquamer, Inc. dated November 15, 2004
2.2		Addendum dated January 26, 2005 to Stock Purchase Agreement between Bellacasa Productions, Inc. and Aquamer, Inc.

* Incorporated by reference to exhibit 2.1 to Current Report on Form 8-K filed by the Registrant with the SEC on November 17, 2005

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 16, 2005

Bellacasa Productions, Inc.

Registrant

By:	/s/ Steven Preiss

Steven Preiss President

AQUAMER, INC.
(a development stage company)

Table of Contents

Independent Auditor's Report	F-2

Financial Statements:

Balance Sheets	F-3
December 31, 2004 and 2003

Statements of Operations	F-4
Years ended December 31, 2004 and 2003
Period from February 4, 2000 (inception) through December 31, 2004

Statements of Stockholders' Equity	F-5
Years ended December 31, 2004 and 2003

Statements of Cash Flows	F-6
Years ended December 31, 2004 and 2003
Period from February 4, 2000 (inception) through December 31, 2004

Notes to Financial Statements	F-7

Report of Independent Registered Public Accounting Firm

MICHAEL F. CRONIN
 Certified Public Accountant
687 Lee Road
Rochester, NY 14606

Board of Directors and Shareholders
Aquamer, Inc.
Spring City, PA

I have audited the accompanying balance sheets of Aquamer, Inc. (the "Company") as of December 31, 2004 and 2003 and the related statements of operations, stockholders' equity and cash flows for the years then ended. The financial statements are the responsibility of the directors. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards established by the Public Company Accounting Oversight Board. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aquamer, Inc. as of December 31, 2004 and 2003 and the results of its operations, changes in stockholders' equity and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The Company has incurred operating losses since inception and does not currently have sufficient capital to commence operations. Note7 of the financial statements addresses Management's Plan regarding the future operations of the Company.

February 14, 2005

/s/ Michael F. Cronin

Michael F. Cronin
Certified Public Accountant
F-2

Aquamer, Inc.
(a development stage company)

Balance Sheet	12/31/2004	12/31/2003

Assets

Current Assets:
Cash	$66	$2,958
Prepaid Expenses	0	0

Total Current Assets	66	2,958

Property & Equipment:
Equipment	6,900	6,900
Accumulated depreciation	(5,296)	(4,261)

Net property & equipment	1,604	2,639

Other:
Note receivable – Bellacasa Productions, Inc.	30,000	0
Advances to related parties	32,434	31,274

Total Assets	$64,104	$36,871

Liabilities & Equity

Current Liabilities:
Accounts payable	$39,785	$41,635
Accrued expenses	0	0

Total Current Liabilities	39,785	41,635

Equity:
Preferred stock-10,000,000 authorized, $0.0001 par value
Common stock-30,000,000 authorized, $0.0001 par value
28,504,148 issued & outstanding (23,585,648 in 2003)	2,850	2,359
Additional paid-in capital	475,035	303,026
Deficit accumulated during development stage	(453,566)	(310,149)

Total Equity	24,319	(4,764)

Total Liabilities & Equity	$64,104	$36,871

See Summary of Significant Accounting Policies and Notes to Financial Statements.
F-3

Aquamer, Inc.
(a development stage company)
			Inception (2/4/2000) to 12/31/2004
	Fiscal Years Ended
Statement of Operations	12/31/2004	12/31/2003

Revenue	$0	$0	$0

Costs & Expenses:
General & administrative	143,542	17,068	283,668
Research & development	0	21,324	206,121
Depreciation	1,035	1,380	5,296
Interest	(1,160)	(1,160)	(6,828)

Total Costs & Expenses	143,417	38,612	488,257

Loss before other income & income taxes	(143,417)	(38,612)	(488,257)

Forgiveness of related party debt	0	(34,691)	(34,691)

Loss before income taxes	(143,417)	(3,921)	(453,566)

Income taxes	0	0	0

Deficit accumulated during development stage	$(143,417)	$(3,921)	$(453,566)

See Summary of Significant Accounting Policies and Notes to Financial Statements.
F-4

Aquamer, Inc.
(a development stage company)

Statement of Stockholders' Equity

	Preferred A		Preferred B		Common			Deficit Accumulated During Development Stage

	Shares	Par	Shares	Par	Shares	Par	Additional Paid-In Capital

Balance at December 31, 2002	9,000,000	$900	808,800	$81	0	$0	$301,269	$(306,228)
Recapitalization to common stock	(9,000,000)	(900)	(808,800)	(81)	9,808,800	981	0
Shares issued due to realignment of ownership					13,677,348	1,368	(1,368)
Issued in settlement of related party amounts					99,500	10	3,125
Net Loss								(3,921)

Balance at December 31, 2003	0	0	0	0	23,585,648	2,359	303,026	(310,149)
Shares issued for cash					920,000	92	34,408
Shares issued due realignment of ownership					318,500	32	(32)
Shares issued for consulting services					3,680,000	368	137,632
Net Loss								(143,417)

Balance at December 31, 2004	0	$0	0	$0	28,504,148	$2,850	$475,034	$(453,566)

See Summary of Significant Accounting Policies and Notes to Financial Statements.

F-5

Aquamer, Inc.
(a development stage company)
	Fiscal Years Ended		Inception 2/4/2000 to 12/31/2004
Statement of Cash Flows	12/31/2004	12/31/2003

Cash flows from operating activities:
Deficit accumulated during development stage	$(143,417)	$(3,921)	$(453,566)
Adjustments required to reconcile deficit accumulated during development stage to cash used in operating activities:
Depreciation	1,035	1,380	5,296
Expenses paid by issuance of common stock	138,000	(39,698)	225,502
(Increase) decrease in prepaid expenses	(1,160)	3,847	1,566
Increase in accounts payable & accrued expenses	(1,850)	311	82,618

Cash flows used by operating activities:	(7,392)	(38,081)	(138,584)

Cash flows from investing activities:
Purchase of equipment	0	0	(6,900)

Cash used in investing activities	0	0	(6,900)

Cash flows from financing activities:
Proceeds from issuance of common stock	34,500	0	34,550
Proceeds from issuance of preferred stock	0	0	175,000
Loans to related parties	0	0	(73,500)
Repayment of related party loans	0	0	39,500
Note receivable	(30,000)	0	(30,000)

Cash generated by financing activities	4,500	0	145,550

Change in cash	(2,892)	(38,081)	66
Cash-beginning of period	2,958	41,039	0

Cash-end of period	$66	$2,958	$66

See Summary of Significant Accounting Policies and Notes to Financial Statements.
F-6

AQUAMER, INC.
 (a development stage company)

 Summary of Significant Accounting Policies
Year Ended December 31, 2004

Basis of Presentation: The financial statements have been presented in a "development stage" format. Since inception, our primary activities have been raising of capital, obtaining financing and of testing our primary products. We have not commenced our principal revenue producing activities.

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents: For financial statement presentation purposes, we consider those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents.

Property and Equipment: Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally five years. Expenditures for renewals and betterments are capitalized. Expenditures for minor items, repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place. Depreciation expense was $1,035 and $1,380 for 2004 and 2003, respectively.

Valuation of Long-lived Assets: We review the recoverability of our long-lived assets including equipment, goodwill and other intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Our primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

Fair Value of Financial Instruments: Statements of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2004. The respective carrying value of certain on-balance sheet financial instruments approximated their fair values. These financial instruments include cash and cash equivalents, accounts payable and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand. The fair value of our notes payable is estimated based upon the quoted market prices for the same or similar issues or on the current rates offered to us for debt of the same remaining maturities. The carrying value approximates the fair value of the notes payable.

F-7

Income Taxes: We account for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," ("SFAS 109") which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized. We have determined it more likely than not that our net operating loss carry-forwards will not be utilized; therefore we have provided for a valuation allowance against the related deferred tax asset.

Comprehensive Income: The Company utilizes SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments, minimum pension liability adjustments, and unrealized gains and losses on available-for-sale securities. Comprehensive income is not presented in the Company's financial statements since the Company did not have any changes in equity from non-owner sources.

Research and Development: We expense the costs of research and development as the costs are incurred.

Selected Recent Accounting Pronouncements

In December 2002, the FASB approved SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123." The adoption of SFAS No. 148 has had no impact on our financial position or results of operations.

In April 2003, the FASB approved SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," SFAS No. 149 is not expected to apply to our current or planned activities.

In June 2003, the FASB approved SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 is not expected to have an effect on our financial position, results of operations, or cash flows.

In January 2003, FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46"). In general, a variable interest entity is a corporation, partnership, trust or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The Company adopted the provisions of FIN 46 effective February 1, 2003 and such adoption did not have a material impact on its consolidated financial statements since it currently has no variable interest entities. In December 2003, the FASB issued FIN 46R with respect to variable interest entities created before January 31, 2003, which among other things, revised the implementation date to the first fiscal year or interim period ending after March 15, 2004, with the exception of Special Purpose Entities ("SPE"). The consolidation requirements apply to all SPEs in the first fiscal year or interim period ending after December 15, 2003. The Company adopted the provisions of FIN 46R effective December 31, 2003 and such adoption did not have a material impact on its consolidated financial statements since it currently has no SPE's.

F-8

AQUAMER, INC.
 (a development stage company)

 Notes to Financial Statements
Year Ended December 31, 2004

1. The Company:

Aquamer, Inc. ("the Company" or "we") was organized under the laws of the State of Delaware on February 4, 2000 as PolyDerm, Inc.  In December 2002, we changed our name to Aquamer, Inc.  We plan to market our licensed injectable hydrogel in the fields of dermatology, gastroesophogeal reflux and urinary incontinence.

2. Income Taxes:

We have approximately $194,000 in net operating loss carryovers available to reduce future income taxes. These carryovers expire at various dates through the year 2024 We have adopted SFAS 109 which provides for the recognition of a deferred tax asset based upon the value the loss carry-forwards will have to reduce future income taxes and management's estimate of the probability of the realization of these tax benefits. We have determined it more likely than not that our net operating loss carry-forwards will not be utilized; therefore we have provided for a valuation allowance against the related deferred tax asset. A summary of the deferred tax asset presented on the accompanying balance sheets is as follows:

	2004	2003

The provision (benefit) for income taxes consists of the following:
Currently payable:
Federal	$ 0	$ 0
State	0	0

Total currently payable	0	0

Deferred:
Federal	46,324	1,266
State	7,171	196

Total deferred	53,495	1,462
Less increase in allowance	(53,495)	(1,462)
Net deferred	0	0

Total income tax provision (benefit)	$ 0	$ 0

	2004	2003

Individual components of deferred taxes are as follows:
Deferred tax asset arising from net operating loss carry forwards	$72,459	$18,964

Total	72,459	18,964

Individual components of deferred tax allowance are as follows:
Deferred tax asset arising from net operating loss carry forwards	(72,459)	(18,964)

Total	(72,459)	(18,964)

Net deferred income taxes	$ 0	$ 0

F-9

3. Stockholders' Equity:

Amendments of Certificate of Incorporation: In December 2002, we amended our certificate of incorporation to change the number of authorized shares of preferred stock from 2,452,200 to 10,000,000; to change the par value of the preferred stock from $1.00 to $.0001; and to authorize 30,000,000 shares of $.0001 par value common stock.  In August 2002, we amended our certificate of incorporation to change the number of authorized shares of preferred stock from 100,000 to 2,452,200; to designate 2,250,000 shares of preferred stock as Series A; and to designate 202,200 shares of preferred stock as Series B.  The financial statements have been restated, for all periods presented, to reflect the amendments to the certificate of incorporation.

Capital Stock: We have authorized 10,000,000 shares of preferred stock, $.0001 par value, with such rights, preferences and designations as determined by the Board of Directors.  Shareholders of Series A preferred stock are entitled to one vote per share.  Shareholders of Series B preferred stock are entitled to one vote per share. The paid-in capital amounts of preferred stock have been consolidated, reclassified and reported as common stock for 2003 financial statement purposes.

Recent Stock Issuances: During 2004, we issued 920,000 shares of our common stock in exchange for $34,500 in cash from three individuals. We also issued 3,680,000 shares under three separate consulting agreements. The shares were valued at $0.0375 per share for an aggregate amount of $138,000 and reflected the price per share precedent established by the previous issuance of shares for cash. The entire amount was charged to earnings in 2004 as consulting expense.

4. Related Party Transactions:

Advances to Related Parties: consisted of two notes receivable of $29,000 and $5,000 each, and bearing interest at 4%. At December 31, 2004 one note remained outstanding in the amount of $29,000 plus accrued interest of $3,434. A summary of transactions in 2004 and 2003 is as follows:

	2004	2003

Balance at Jan. 1	$31,274	$35,121
Accrued interest	1,160	1,160
Repayments	0	(5,007)

Balance at Dec. 31	$32,434	$31,274

Consulting Agreement - In November 2002, we signed a six-month Consulting Agreement with our then Chief Executive Officer. In 2003 we terminated and settled that agreement by issuing 104,500 shares of our stock; 5,000 shares of which were held back in payment of the outstanding note of $5,000 for a net issuance of 99,500 shares.

F-10

5. Note Receivable - Bellacasa Productions, Inc.:

In September 2004, we loaned $30,000 to Bellacasa Productions, Inc. in exchange for an unsecured non-interest bearing note which would only be payable if and when negotiations of our proposed agreement to be acquired by Bellacasa Productions, Inc. were terminated. See Note 8, Subsequent Events.

6. Supplemental Cash Flow Information:

Selected 2004 non-cash investing and financing activities are summarized as follows:

3,680,000 shares of common stock were issued for consulting services valued at $138,000.

Selected 2003 non-cash investing and financing activities are summarized as follows:

Related party notes settled with capital stock - $5,000.
Accrued consulting fees payable to a related party in the amount of $42,833 was settled by the issuance of 99,500 shares of capital stock.

7. Management's Plan of Operations:

We will be very dependent on the skills, talents and abilities of our founders to assist in implementing our business plan.  Due to our current lack of capital, it is likely that we will either raise capital through a private placement or through loans or additional investments by the founders. We have not yet commenced planned principal operations and we do not currently have sufficient capital to operate and must rely on additional sources of financing in order to maintain our current level of operations. During 2003 and into 2004, we continued to finance operations through the issuance of common stock. Until revenue operations begin, our monthly expenditures for administrative and regulatory compliance can be controlled at about $1,500-$2,000. Based on current reserves we have sufficient capital to support our development stage operations through the end of 2005.

8. Subsequent Events:

On January 26, 2005, we were acquired by Bellacasa Productions, Inc. ("Bellacasa") and became a wholly owned subsidiary of that company.  The acquisition occurred pursuant to Stock Purchase Agreement ("Agreement") dated November 15, 2004, as amended on January 26. 2005.  Immediately prior to the acquisition, Bellacasa had 8,212,167 outstanding shares of common stock and no outstanding shares of preferred stock.  In accordance with the Agreement, Bellacasa issued 28,504,158 shares of its common stock to our shareholders in exchange for all of our issued and outstanding shares of capital stock.  Immediately after the acquisition (i) the existing stockholders of Bellacasa owned 8,212,078 shares, or approximately 22.4%, and (ii) Bellacasa is now controlled by our former stockholders, who own approximately 77.6% of the outstanding Bellacasa shares.  The share exchange ratio was determined through arms-length negotiations between Bellacasa and our company.

F-11

EXHIBIT INDEX

Exhibit No.		Description
2.1	*	Stock Purchase Agreement between Bellacasa Productions, Inc. and Aquamer, Inc. dated November 15, 2004
2.2		Addendum dated January 26, 2005 to Stock Purchase Agreement between Bellacasa Productions, Inc. and Aquamer, Inc.

* Incorporated by reference to exhibit 2.1 to Current Report on Form 8-K filed by the Registrant with the SEC on November 17, 2005